UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2008

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	000-51520	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

AMERISAFE, Inc. (the “Company”) announced today that C. Allen Bradley, Jr., the Company’s Chairman, President and Chief Executive Officer, has filed a Form 144 with the Securities and Exchange Commission, contemplating the sale of up to 3,197 shares of the Company’s common stock.

Mr. Bradley has informed the Company that the shares of common stock he intends to sell include shares acquired in 1997, prior to the 72-for-one reverse stock split affected in October 2005, immediately prior to the Company’s initial public offering. Mr. Bradley also informed the Company that his proposed sales are being conducted for personal tax planning purposes.

Assuming Mr. Bradley sells 3,197 shares of the Company’s common stock, he will continue to own 34,099 shares of common stock and hold options to purchase an additional 473,000 shares of common stock, of which options to purchase 283,000 shares are presently exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Todd Walker
Todd Walker, Executive Vice President, General Counsel, and Secretary

Date: December 9, 2008